EXHIBIT 99.1

	FOR:	MERCER INTERNATIONAL INC.

	APPROVED BY:	Jimmy S.H. Lee
Chairman & President
(604) 684-1099

David M. Gandossi
Executive Vice-President &
Chief Financial Officer
(604) 684-1099
For Immediate Release

Financial Dynamics
Investors: Eric Boyriven, Alexandra Tramont
Media: Alecia Pulman
(212) 850-5600
MERCER INTERNATIONAL INC. REPORTS 2005 THIRD QUARTER RESULTS
NEW YORK, NY, November 7, 2005 — Mercer International Inc. (NASDAQ: MERCS, TSX: MRI.U) today reported results for the third quarter of 2005.
Summary Selected Highlights

	Three Months Ended September 30,
	2005	2004
	(in thousands)
	(unaudited)
Results of Operations
Revenues	€148,928	€47,360
Income (loss) from operations	7,892	(4,751)
Operating EBITDA(1)	21,871	5,254
Interest expense	(21,911)	(4,200)
Realized and unrealized gain (loss) on derivative financial instruments, net(2)	3,051	(8,105)
Unrealized foreign exchange gain on debt	5,918	—
Net loss	(5,555)	(9,879)
Loss per share, basic and diluted	(0.17)	(0.57)

Other Data
Total pulp sales volume(3) (ADMTs)	332,282	73,128
Mill net pulp price realizations (per ADMT)	€398	€472

(1)	For a definition of Operating EBITDA, see page 6 of this press release and for a reconciliation of net loss to Operating EBITDA, see page 11 of the financial tables included in this press release.

(2)	Unrealized non-cash marked to market valuation gain (loss), except for a realized loss of €0.3 million in the three months ended September 30, 2005.

(3)	Excluding intercompany sales volumes of 3,057 ADMTs and 1,348 ADMTs of pulp in the three months ended September 30, 2005 and 2004, respectively.

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Mercer Reports 2005 Third Quarter Results	Page 2
Certain key factors affecting our 2005 third quarter results include:
•	Revenues in the third quarter of 2005 increased by €101.6 million over the comparative period of 2004 to €148.9 million, primarily from the inclusion of production and sales from our Stendal and Celgar pulp mills.

•	Operating EBITDA increased to €21.9 million in the current quarter from €5.3 million in the prior quarter of 2004 reflecting higher pulp sales and a contribution to income from operations of €6.1 million resulting from the sale of excess carbon emission credits by our German pulp mills. For a definition of Operating EBITDA, see page 6 of this press release and for a reconciliation of net loss to Operating EBITDA, see page 11 of the financial tables included in this press release.

•	Interest expense increased to €21.9 million in the third quarter of 2005 from €4.2 million in the comparative period of 2004 and included €14.7 million of interest associated with the Stendal mill. In the prior period of 2004, most of the interest associated with the Stendal mill was capitalized. Interest expense in the current quarter included €6.0 million of interest relating to our $310 million 9.25% senior notes issued in February 2005.

•	We recorded a net gain of €3.1 million on our interest rate and currency derivatives in the third quarter of 2005 (of which €3.4 million was an unrealized non-cash holding gain and €0.3 million was a realized loss), compared to a net unrealized non-cash holding loss of €8.1 million thereon in the comparative period of 2004. We also recorded an unrealized non-cash foreign exchange gain on our long-term debt of €5.9 million in the current quarter due to the strengthening of the Canadian dollar versus the U.S. dollar.

•	Pulp markets softened in the third quarter of 2005. Average list prices for NBSK pulp in Europe decreased to $580 per ADMT from $635 per ADMT in the prior period of 2004, but such decrease was partially offset by the strengthening of the U.S. dollar versus the Euro.

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Mercer Reports 2005 Third Quarter Results	Page 3
Results of Operations – 2005 Third Quarter
Selected production and sales data for the three months ended September 30, 2005 and 2004 is as follows:

	Three Months Ended September 30,
	2005	2004
	(ADMTs)
Production by Product Class:
Pulp production by mill:
Rosenthal	83,350	71,847
Celgar	118,035	—
Stendal	126,202	—

Total pulp production	327,587	71,847
Paper production	16,064	15,354

Total production	343,651	87,201

Sales Volume by Product Class:
Pulp sales volume by mill:
Rosenthal	86,772	73,128
Celgar	125,079	—
Stendal	120,431	—

Total pulp sales volume(1)	332,282	73,128
Paper sales volume	16,928	14,712

Total sales volume(1)	349,210	87,840

	(in thousands)
Revenues by Product Class:
Pulp revenues by mill:
Rosenthal	€37,122	€34,982
Celgar	48,978	—
Stendal	47,313	(327)

Total pulp revenues(1)	133,413	34,655
Paper revenues	15,515	12,705

Total revenues(1)	€148,928	€47,360

(1)	Excluding intercompany sales volumes of 3,057 ADMTs and 1,348 ADMTs of pulp and intercompany net sales revenues of approximately €1.3 million and €0.6 million in the three months ended September 30, 2005 and 2004, respectively.
Revenues for the three months ended September 30, 2005 increased to €148.9 million from €47.4 million in the comparative period of 2004, primarily because of higher pulp sales resulting from the inclusion of sales from our Stendal and Celgar mills. Pulp sales by volume were 332,282 ADMTs in the third quarter of 2005, compared to 73,128 ADMTs in the comparative period of 2004. In the three months ended September 30, 2005, the Stendal and Celgar mills sold 245,510 ADMTs of NBSK pulp and had sales of €96.3 million.
Cost of sales and general, administrative and other expenses in the third quarter of 2005 increased to €141.0 million from €52.1 million in the comparative period of 2004, primarily as a result of the inclusion of production from our Stendal and Celgar mills. We commenced expensing all of the costs, including interest, relating to the Stendal mill effective September 2004, prior to which most of the costs, including interest, relating to the Stendal mill were capitalized during its construction.

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Mercer Reports 2005 Third Quarter Results	Page 4
For the third quarter of 2005, revenues from our pulp operations increased to €133.4 million from €34.7 million in the same period a year ago, primarily as a result of the inclusion of sales from our Stendal and Celgar mills. List prices for NBSK pulp in Europe were approximately €476 ($580) per ADMT in the third quarter of 2005, compared to approximately €519 ($635) per ADMT in the comparative period of last year. The decrease in NBSK pulp prices was partially offset by the strengthening of the U.S. dollar versus the Euro during the current period.
Pulp sales realizations decreased to €398 per ADMT on average in the third quarter of 2005 from €472 per ADMT in the third quarter of 2004, primarily as a result of lower price realizations of the Stendal and Celgar mills. The Stendal mill sold pulp at a discounted price as a result of its start up and the Celgar mill sells a large portion of its production in Asian markets which had lower sales prices than European markets.
Cost of sales and general, administrative and other expenses for the pulp operations increased to €125.5 million in the third quarter of 2005 from €32.4 million in the comparative period of 2004, primarily as a result of the inclusion of €96.9 million of operating costs related to the Stendal and Celgar mills. In the third quarter of 2005, we recorded a contribution to income from operations of €6.1 million resulting from the sale of excess carbon emission credits by our German pulp mills.
Depreciation for the pulp operations increased to €13.3 million in the current quarter, from €3.8 million in the third quarter of 2004, primarily as a result of the inclusion of €9.7 million of depreciation from the Stendal and Celgar mills.
For the third quarter of 2005, our pulp operations generated operating income of €9.2 million, versus operating income of €2.9 million in the comparative quarter of 2004, primarily as a result of the inclusion of the results of the Stendal and Celgar mills, the sale of excess carbon emission credits by our German pulp mills and lower costs and expenses at our Rosenthal mill.
Revenues from our paper operations in the current quarter increased to €15.5 million from €12.7 million in the same quarter of last year as a result of higher sales volumes.

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Mercer Reports 2005 Third Quarter Results	Page 5
Cost of sales and general, administrative and other expenses for the paper operations in the third quarter of 2005 decreased to €16.6 million from €20.3 million in the comparative quarter of 2004, primarily as a result of a shift in the product mix at our paper mills.
For the third quarter of 2005, our paper operations generated an operating loss of €1.1 million, compared to an operating loss of €7.6 million in the third quarter of 2004.
In the third quarter of 2005, we had income from operations of €7.9 million, compared to a loss from operations of €4.8 million in the same quarter last year.
Interest expense in the third quarter of 2005 increased to €21.9 million from €4.2 million in the year ago period, due to interest expense of €14.7 million relating to the Stendal mill and higher borrowings resulting primarily from our $310 million senior note issue in February 2005. In the third quarter of 2004, most of the interest associated with the Stendal mill was capitalized.
Stendal entered into certain foreign currency derivatives to swap all of its long-term bank indebtedness from Euros to U.S. dollars and certain currency forwards in 2005. We recorded a net unrealized non-cash holding loss of €1.9 million before minority interests upon the marked to market valuation of such currency derivatives that were outstanding at the end of the quarter and a net loss of €0.3 million before minority interests in respect of such derivatives that matured in the quarter, due to the strengthening of the U.S. dollar versus the Euro. In the comparative quarter of 2004, we recorded a net unrealized non-cash holding gain of €6.0 million before minority interests on the then outstanding currency derivatives of Rosenthal and Stendal. In the third quarter of 2005, as a result of an increase in long-term European interest rates, we also recorded a net unrealized non-cash holding gain of €5.3 million before minority interests on the marked to market valuation of the Stendal interest rate derivatives versus a net unrealized non-cash holding loss of €14.1 million before minority interests on the interest rate derivatives of Stendal and Rosenthal in the third quarter of 2004. We also recorded an unrealized non-cash foreign exchange gain on our long-term debt of €5.9 million in the current quarter due to the strengthening of the Canadian dollar versus the U.S. dollar.
In the third quarter of 2005, minority interest, representing the two minority shareholders’ proportionate interest in the Stendal mill, was €5.7 million, compared to €6.7 million in the third quarter of 2004.

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Mercer Reports 2005 Third Quarter Results	Page 6
We reported a net loss for the third quarter of 2005 of €5.6 million, or €0.17 per basic and diluted share, which reflected the inclusion of interest expense related to our Stendal mill of €14.7 million and the net realized and unrealized gain of €3.1 million on our interest rate and currency derivatives and the unrealized non-cash foreign exchange gain on our long-term debt of €5.9 million. In the third quarter of 2004, we reported a net loss of €9.9 million, or €0.57 per basic and diluted share.
We generated “Operating EBITDA” of €21.9 million and €5.3 million in the three months ended September 30, 2005 and 2004, respectively. Operating EBITDA is defined as income (loss) from operations plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.
Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. For a reconciliation of net loss to Operating EBITDA, see page 11 of the financial tables included in this press release.

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Mercer Reports 2005 Third Quarter Results	Page 7
Liquidity

	As at		As at
	September 30, 2005		December 31, 2004
	(in thousands)
	(unaudited)
Financial Position
Cash and cash equivalents	€89,039		€49,568
Cash restricted	7,646		45,295
Receivables	75,696		54,687
Inventories	85,678		52,898
Prepaid expenses and other	6,446		4,961
Accounts payable and accrued expenses	94,702		56,542
Construction costs payable	1,088		65,436
Debt, current portion	37,135		107,090
Working capital (deficit)	131,580	(1)	(21,659)
Property, plant and equipment	1,031,879		936,035
Total assets	1,409,237		1,255,649
Long-term liabilities	1,097,347	(2)	863,840
Shareholders’ equity	178,965		162,741

(1)	Does not include €10.6 million of government grants related to the Stendal mill from the federal and state governments of Germany, which we expect to receive in 2005.

(2)	Includes €16.7 million outstanding under the revolving credit facilities for the Rosenthal and Celgar mills.
We had good liquidity at September 30, 2005. Certain key factors affecting our liquidity include:
•	We had unrestricted cash and cash equivalents of €89.0 million.

•	The current Stendal construction costs payable of €1.1 million will be paid from restricted cash of €7.6 million held for such purpose.

•	We qualified for investment grants relating to the Stendal mill totaling approximately €10.6 million at September 30, 2005 from the federal and state governments of Germany, which we expect to receive in 2005. These grants, when received, will be applied to repay part of the €35.5 million of the current portion of our debt that has been drawn under a dedicated tranche of the Stendal loan facility. Under our accounting policies, we do not record these government grants until they are received. The balance outstanding under this dedicated tranche of the Stendal loan facility will be substantially paid from VAT credits we expect to receive in the ordinary course.

•	Without giving effect to any government grants we expect to receive for the Stendal mill, we had net working capital of €131.6 million at September 30, 2005.

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Mercer Reports 2005 Third Quarter Results	Page 8
Results of Operations – Nine Months Ended September 30, 2005
For the nine months ended September 30, 2005, revenues increased to €376.4 million from €148.0 million in the prior period, because of higher pulp sales. We generated income from operations of €16.2 million in the nine months ended September 30, 2005, compared to a loss from operations of €7.6 million in the nine months ended September 30, 2004. We generated Operating EBITDA of €55.1 million and €15.6 million in the nine months ended September 30, 2005 and 2004, respectively. For a reconciliation of net loss to Operating EBITDA, see page 11 of the financial tables included in this press release. We reported a net loss of €87.4 million or €2.86 per diluted share for the nine months ended September 30, 2005, compared to a net loss of €12.6 million or €0.73 per diluted share for the nine months ended September 30, 2004, which reflected the inclusion of certain non-capitalized interest of approximately €41.0 million related to the Stendal mill, the net realized and unrealized non-cash holding loss of €70.1 million on our interest rate and currency derivatives and the unrealized non-cash foreign exchange loss on our long-term debt of €1.6 million, partially offset by a non-cash benefit for income taxes of €14.6 million.
President’s Comments
Mr. Jimmy S.H. Lee, President and Chairman, stated: “During the current quarter, we had a three fold increase in revenues to approximately €148.9 million reflecting the acquisition of our Celgar mill and the ramp-up of our Stendal mill. Both our Rosenthal and Celgar mills had good production in the quarter and Stendal continues to ramp-up substantially on plan. We currently expect to take regular planned down-time at our pulp mills in the fourth quarter for maintenance and other improvements, which is expected to reduce our overall production for the quarter by approximately 35,000 ADMTs of pulp. During this down-time, the Stendal mill will also tie in two new digesters which will increase its production capacity in 2006.”
“Despite generally soft pulp markets, our Operating EBITDA increased sharply to approximately €21.9 million and our net loss decreased in the quarter. We believe this improvement reflects our strategy of focusing on operating modern, large and efficient production facilities.”
Mr. Lee continued: “Pulp prices were softer in the quarter with list prices in Europe averaging around €476 per ADMT. Pulp pricing in Asia, and particularly China where Celgar has a large portion of its sales, remained weak with prices averaging around €410 per ADMT in the quarter.”
He further stated: “We are, however, seeing some pulp price improvement through the partial implementation of the October price increase.” Mr. Lee said: “As NBSK pulp is priced in U.S. dollars, the recent

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Mercer Reports 2005 Third Quarter Results	Page 9
strengthening of the U.S. dollar versus the Euro improved the operating results of our German pulp mills, although this was partially offset by the weakening of the U.S. dollar versus the Canadian dollar. A higher dollar generally results in increased Euro revenues.”
Mr. Lee also said: “At September 30, 2005, our balance sheet reflected the receipt of government grants relating to the Stendal mill being applied to the related debt and paying construction costs related to the Stendal mill from restricted cash. As a result, our working capital increased to approximately €131.6 million at the end of the third quarter of 2005 from a working capital deficit of approximately €21.7 million at the end of the prior quarter of 2004.”
Mr. Lee concluded: “We continue to make good progress on integrating and coordinating our global NBSK pulp marketing activities. We believe this progress coupled with our focus on production efficiencies and costs, will help us achieve our overall strategy of being a leading NBSK pulp producer and build value for our stakeholders.”
In conjunction with this release, Mercer International Inc. will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for Tuesday, November 8, 2005 at 10:00 AM (Eastern Time). Listeners can access the conference call live and archived over the Internet through a link at the company’s web site at http://www.mercerinternational.com, or at http://phx.corporate-ir.net/playerlink.zhtml?c=62074&s=wm&e=1159175. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. A replay of this call will be available approximately two hours after the live call ends until November 15, 2005 at 11:59 p.m. (Eastern Time). The replay number is (800) 642-1687, and the passcode is 2160034.
Mercer International Inc. is a global pulp and paper manufacturing company. Our production facilities are located in Germany and Canada. Our shares are quoted for trading on the Nasdaq National Market (MERCS) and listed for trading on the Toronto Stock Exchange (MRI.U), and we also have outstanding 8.5% convertible subordinated notes and 9.25% senior notes. To obtain further information on the company, please visit its web site at http://www.mercerinternational.com.

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Mercer Reports 2005 Third Quarter Results	Page 10
The preceding includes forward-looking statements which involve known and unknown risks and uncertainties which may cause the company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition and other risk factors listed from time to time in the company’s SEC reports and other filings.
-FINANCIAL TABLES FOLLOW-

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MERCER INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
(Euros in thousands)

	September 30,	December 31,
	2005	2004
ASSETS
Current Assets
Cash and cash equivalents	€89,039	€49,568
Cash restricted	7,646	45,295
Receivables	75,696	54,687
Inventories	85,678	52,898
Prepaid expenses and other	6,446	4,961

Total current assets	264,505	207,409
Long-Term Assets
Cash restricted	24,537	47,538
Property, plant and equipment	1,031,879	936,035
Investments	4,664	5,079
Deferred note issuance and other costs	8,903	5,069
Deferred income tax	74,749	54,519

	1,144,732	1,048,240

Total assets	€1,409,237	€1,255,649

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	€94,702	€56,542
Construction costs payable	1,088	65,436
Debt, current portion	37,135	107,090

Total current liabilities	132,925	229,068
Long-Term Liabilities
Debt, less current portion	923,144	777,272
Unrealized foreign exchange rate derivative losses	49,346	—
Unrealized interest rate derivative losses	90,637	75,471
Pension and other post-retirement benefit obligations	17,008	—
Capital leases and other	9,562	9,035
Deferred income tax	7,650	2,062

	1,097,347	863,840

Total liabilities	1,230,272	1,092,908
Minority Interest	—	—
SHAREHOLDERS’ EQUITY
Shares of beneficial interest	181,600	83,397
Additional paid-in capital, stock options	14	14
Retained earnings (deficit)	(18,197)	69,176
Accumulated other comprehensive income	15,548	10,154

Total shareholders’ equity	178,965	162,741

Total liabilities and shareholders’ equity	€1,409,237	€1,255,649

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(1)

MERCER INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2005 and 2004
(Unaudited)
(Euros in thousands, except per share data)

	2005	2004
Revenues	€376,430	€148,011

Costs and expenses:
Cost of sales	350,185	127,859
General and administrative expenses	22,399	21,108
Gain on sale of emission credits	(12,353)	—
Impairment of capital assets	—	6,000
Flooding losses and expenses, less grant income	—	669

Total costs and expenses	360,231	155,636

Income (loss) from operations	16,199	(7,625)

Other income (expense):
Interest expense	(63,320)	(9,554)
Investment income	1,594	1,679
Realized loss on derivative financial instruments	(2,455)	—
Unrealized loss on derivative financial instruments	(67,804)	(1,077)
Unrealized foreign exchange loss on debt	(1,591)	—
Impairment of investments	(1,699)	—

Total other income (expense)	(135,275)	(8,952)

Loss before income taxes and minority interest	(119,076)	(16,577)
Income tax benefit	14,627	37

Loss before minority interest	(104,449)	(16,540)
Minority interest	17,076	3,936

Net loss	(87,373)	(12,604)

Retained earnings, beginning of period	69,176	49,196

Retained earnings (deficit), end of period	€(18,197)	€36,592

Loss per share
Basic and diluted	€(2.86)	€(0.73)

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(2)

MERCER INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2005 and 2004
(Unaudited)
(Euros in thousands, except per share data)

	2005	2004
Revenues	€148,928	€47,360

Costs and expenses:
Cost of sales	140,018	39,231
General and administrative expenses	7,083	6,880
Gain on sale of emission credits	(6,065)	—
Impairment of capital assets	—	6,000

Total costs and expenses	141,036	52,111

Income (loss) from operations	7,892	(4,751)

Other income (expense):
Interest expense	(21,911)	(4,200)
Investment income	613	215
Realized loss on derivative financial instruments	(284)	—
Unrealized gain (loss) on derivative financial instruments	3,335	(8,105)
Unrealized foreign exchange gain on debt	5,918	—

Total other income (expense)	(12,329)	(12,090)

Loss before income taxes and minority interest	(4,437)	(16,841)
Income tax (provision) benefit	(6,785)	236

Loss before minority interest	(11,222)	(16,605)
Minority interest	5,667	6,726

Net loss	(5,555)	(9,879)

Retained earnings (deficit), beginning of period	(12,642)	46,471

Retained earnings (deficit), end of period	€(18,197)	€36,592

Loss per share
Basic and diluted	€(0.17)	€(0.57)

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(3)

MERCER INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	2005	2004
Cash Flows from (used in) Operating Activities:
Net loss	€(87,373)	€(12,604)
Adjustments to reconcile net loss to cash flows from operating activities
Unrealized losses on derivatives	67,804	1,077
Depreciation and amortization	39,599	17,217
Unrealized foreign exchange loss on debt	1,591	—
Impairment of capital assets	—	6,000
Impairment of investments and securities	1,699	—
Minority interest	(17,076)	(3,936)
Deferred income taxes	(14,642)	—
Stock compensation expense	330	690
Other	144	1,139

Changes in current assets and liabilities
Receivables	(20,428)	(2,056)
Inventories	(9,581)	(35,825)
Accounts payable and accrued expenses	33,765	26,331
Other	(1,435)	782

Net cash used in operating activities	(5,603)	(1,185)

Cash Flows from (used in) Investing Activities:
Cash restricted	60,650	(17,517)
Purchase of property, plant and equipment	(18,646)	(241,825)
Acquisition of Celgar pulp mill	(146,608)	—
Sale of available-for-sale securities	—	1,161
Other	—	115

Net cash used in investing activities	(104,604)	(258,066)

Cash Flows from (used in) Financing Activities:
Increase (decrease) in construction costs payable	(64,348)	118,196
Proceeds from borrowings of notes payable and debt	311,792	126,000
Repayment of notes payable and debt	(261,691)	(21,886)
Proceeds from investment grants	78,595	28,710
Repayment of capital lease obligations	(2,930)	(1,781)
Issuance of shares of beneficial interest	67,329	582

Net cash from financing activities	128,747	249,821

Effect of exchange rate changes on cash and cash equivalents	20,931	80

Net increase (decrease) in cash and cash equivalents	39,471	(9,350)
Cash and cash equivalents, beginning of period	49,568	51,993

Cash and cash equivalents, end of period	€89,039	€42,643

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(4)

MERCER INTERNATIONAL INC.
BUSINESS SEGMENT INFORMATION
For the Nine Months Ended September 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

						Corporate,
	Rosenthal	Celgar(1)	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total
Nine Months Ended September 30, 2005
Sales to external customers	€103,058	€97,458	€128,919	€329,435	€46,995	€—	€376,430
Intersegment net sales	—	—	4,679	4,679	—	(4,679)	—

	103,058	97,458	133,598	334,114	46,995	(4,679)	376,430

Operating costs	73,146	86,438	112,739	272,323	44,879	(5,879)	311,323
Depreciation and amortization	10,173	7,083	20,179	37,435	592	835	38,862
General and administrative	5,441	5,285	3,120	13,846	3,720	4,833	22,399
Emission credits	(4,402)	—	(7,951)	(12,353)	—	—	(12,353)

	84,358	98,806	128,087	311,251	49,191	(211)	360,231

Income (loss) from operations	18,700	(1,348)	5,511	22,863	(2,196)	(4,468)	16,199
Interest expense							(63,320)
Investment income							1,594
Derivative financial instruments, net							(70,259)
Foreign exchange loss on debt							(1,591)
Impairment of investments							(1,699)

							(135,275)

Loss before income taxes and minority interest							€(119,076)

Segment assets	€341,732	€251,918	€787,388	€1,381,038	€22,783	€5,416	€1,409,237

Nine Months Ended September 30, 2004
Sales to external customers	€106,013	€—	€600	€106,613	€41,398	€—	€148,011
Intersegment net sales	1,822	—	—	1,822	—	(1,822)	—

	107,835	—	600	108,435	41,398	(1,822)	148,011

Operating costs	72,705	—	509	73,214	39,686	(1,742)	111,158
Depreciation and amortization	14,166	—	795	14,961	1,740	—	16,701
General and administrative	7,960	—	6,645	14,605	3,886	2,617	21,108
Impairment of assets	—	—	—	—	6,000	—	6,000
Flooding grants, less losses and expenses	—	—	—	—	669	—	669

	94,831	—	7,949	102,780	51,981	875	155,636

Income (loss) from operations	13,004	—	(7,349)	5,655	(10,583)	(2,697)	(7,625)
Interest expense							(9,554)
Investment and other income							1,679
Derivative financial instruments, net							(1,077)

							(8,952)

Loss before income taxes and minority interest							€(16,577)

Segment assets	€384,764	€—	€773,081	€1,157,845	€31,699	€3,183	€1,192,727

(1)	The results of the Celgar pulp mill are from the date of its acquisition on February 14, 2005.
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(5)

MERCER INTERNATIONAL INC.
BUSINESS SEGMENT INFORMATION
For the Three Months Ended September 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

						Corporate,
	Rosenthal	Celgar(1)	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total
Three Months Ended September 30, 2005
Sales to external customers	€37,122	€48,978	€47,313	€133,413	€15,532	€—	€148,928
Intersegment net sales	—	—	1,339	1,339	—	(1,339)	—

	37,122	48,978	48,652	134,752	15,515	(1,339)	148,928

Operating costs	25,741	45,884	41,193	112,818	15,278	(2,057)	126,039
Depreciation and amortization	3,543	2,986	6,725	13,254	213	512	13,979
General and administrative	1,631	2,448	1,443	5,522	1,158	403	7,083
Emission credits	(2,267)	—	(3,798)	(6,065)	—	—	(6,065)

	28,648	51,318	45,563	125,529	16,649	(1,142)	141,036

Income (loss) from operations	8,474	(2,340)	3,089	9,223	(1,134)	(197)	7,892

Interest expense							(21,911)
Investment income							613
Derivative financial instruments, net							3,051
Foreign exchange gain on debt							5,918

							(12,329)

Loss before income taxes and minority interest							€(4,437)

Three Months Ended September 30, 2004
Sales to external customers	€34,982	€—	€(327)	€34,655	€12,705	€—	€47,360
Intersegment net sales	643	—	—	643	—	(643)	—

	35,625	—	(327)	35,298	12,705	(643)	47,360

Operating costs	23,580	—	509	24,089	12,473	(1,425)	35,137
Depreciation and amortization	3,030	—	783	3,813	599	(318)	4,094
General and administrative	3,324	—	1,197	4,521	1,243	1,116	6,880
Impairment of assets	—	—	—	—	6,000	—	6,000
Flooding grants, less losses and expenses	—	—	—	—	—	—	—

	29,934	—	2,489	32,423	20,315	(627)	52,111

Income (loss) from operations	5,691	—	(2,816)	2,875	(7,610)	(16)	(4,751)
Interest expense							(4,200)
Investment and other income							215
Derivative financial instruments, net							(8,105)

							(12,090)

Loss before income taxes and minority interest							€(16,841)

(1)	The results of the Celgar pulp mill are from the date of its acquisition on February 14, 2005.
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(6)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at September 30, 2005
(Unaudited)
(Euros in thousands)
The terms of the indenture governing our 9.25% senior unsecured notes requires that we provide the results of operations and financial condition of Mercer International Inc. excluding its subsidiaries (“Mercer Inc.”) and our restricted subsidiaries under the indenture, collectively referred to as the “Restricted Group”. As at and during the nine and three months ended September 30, 2005, the Restricted Group was comprised of Mercer Inc., certain holding subsidiaries and Rosenthal, and the Celgar mill from the date of its acquisition on February 14, 2005. During the nine and three months ended September 30, 2004 and as at December 31, 2004, the Restricted Group was comprised of Mercer Inc., certain holding subsidiaries and Rosenthal, which was the only member of the Restricted Group with material operations during this period. We acquired the Celgar mill in February 2005 and, as a result, its operations for the nine and three months ended September 30, 2004 and financial condition at December 31, 2004 are not included for such periods. The Restricted Group excludes our paper operations and the Stendal mill.

	September 30, 2005
	Restricted	Unrestricted			Consolidated
	Group	Subsidiaries		Eliminations	Group
ASSETS
Current assets
Cash and cash equivalents	€52,566	€36,473		€—	€89,039
Cash restricted	—	7,646		—	7,646
Receivables	40,758	35,113		(175)	75,696
Inventories	50,875	34,803		—	85,678
Prepaid expenses and other	3,968	2,478		—	6,446

Total current assets	148,167	116,513		(175)	264,505
Cash restricted	—	24,537		—	24,537
Property, plant and equipment	397,071	635,468		(660)	1,031,879
Other	9,483	4,084		—	13,567
Deferred income tax	21,516	53,233		—	74,749
Due from unrestricted group	45,473	—		(45,473)	—

Total assets	€621,710	€833,835		€(46,308)	€1,409,237

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	€36,128	€58,749		€(175)	€94,702
Construction costs payable	—	1,088		—	1,088
Debt, current portion	—	37,135		—	37,135

Total current liabilities	36,128	96,972		(175)	132,925

Debt, less current portion	342,221	580,923		—	923,144
Due to restricted group	—	45,473		(45,473)	—
Unrealized derivatives loss	—	139,983		—	139,983
Other	20,152	6,418		—	26,570
Deferred income tax	3,845	3,805		—	7,650

Total liabilities	402,346	873,574		(45,648)	1,230,272

SHAREHOLDERS’ EQUITY
Total shareholders’ equity	219,364	(39,739	) (1)	(660)	178,965

Total liabilities and shareholders’ equity	€621,710	€833,835		€(46,308)	€1,409,237

(1)	Shareholders’ equity does not include government grants received or receivable related to the Stendal mill. Shareholders’ equity is impacted by the unrealized non-cash marked to market valuation losses on derivative financial instruments.
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(7)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at December 31, 2004
(Unaudited)
(Euros in thousands)

	December 31, 2004
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
ASSETS
Current assets
Cash and cash equivalents	€45,487	€4,081	€—	€49,568
Cash restricted	—	45,295	—	45,295
Receivables	21,791	33,060	(164)	54,687
Inventories	13,911	38,987	—	52,898
Prepaid expenses and other	1,995	2,966	—	4,961

Total current assets	83,184	124,389	(164)	207,409
Cash restricted	28,464	19,074	—	47,538
Property, plant and equipment	213,678	722,394	(37)	936,035
Other	5,936	4,212	—	10,148
Deferred income tax	26,592	27,927	—	54,519
Due from unrestricted group	43,467	—	(43,467)	—

Total assets	€401,321	€897,996	€(43,668)	€1,255,649

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	€19,615	€37,091	€(164)	€56,542
Construction costs payable	—	65,436	—	65,436
Debt, current portion	15,089	92,001	—	107,090

Total current liabilities	34,704	194,528	(164)	229,068
Debt, less current portion	224,542	552,730	—	777,272
Due to restricted group	—	43,467	(43,467)	—
Unrealized interest rate derivative	—	75,471	—	75,471
Other	1,878	7,157	—	9,035
Deferred income tax	1,719	343	—	2,062

Total liabilities	262,843	873,696	(43,631)	1,092,908

SHAREHOLDERS’ EQUITY
Total shareholders’ equity	138,478	24,300	(37)	162,741

Total liabilities and shareholders’ equity	€401,321	€897,996	€(43,668)	€1,255,649

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(8)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Statements of Operations
For the Nine Months Ended September 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Nine Months Ended September 30, 2005
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€200,516	€175,914	€—	€376,430

Operating costs	158,384	152,939	—	311,323
Operating depreciation and amortization	17,431	20,771	660	38,862
General and administrative	15,559	6,840	—	22,399
Gain on sale of emission credits	(4,402)	(7,951)	—	(12,353)

	186,972	172,599	660	360,231

Income (loss) from operations	13,544	3,315	(660)	16,199

Other income (expense)
Interest expense	(23,918)	(41,351)	1,949	(63,320)
Investment income	2,313	1,230	(1,949)	1,594
Derivative financial instruments, net	(494)	(69,765)	—	(70,259)
Unrealized foreign exchange loss on debt	(1,591)	—	—	(1,591)
Impairment of investments	(1,699)	—	—	(1,699)

Total other expense	(25,389)	(109,886)	—	(135,275)

Loss before income taxes and minority interest	(11,845)	(106,571)	(660)	(119,076)
Income tax (provision) benefit	(7,867)	22,494	—	14,627

Loss before minority interest	(19,712)	(84,077)	(660)	(104,449)
Minority interest	—	17,076	—	17,076

Net loss	€(19,712)	€(67,001)	€(660)	€(87,373)

	Nine Months Ended September 30, 2004
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€107,835	€41,998	€(1,822)	€148,011

Operating costs	72,255	40,195	(1,292)	111,158
Operating depreciation and amortization	14,166	2,535	—	16,701
General and administrative	11,027	10,531	(450)	21,108
Impairment of assets	—	6,000	—	6,000
Flooding grants, less losses and expenses	—	669	—	669

	97,448	59,930	(1,742)	155,636

Income (loss) from operations	10,387	(17,932)	(80)	(7,625)

Other income (expense)
Interest expense	(11,174)	(2,309)	3,929	(9,554)
Investment income	2,534	(301)	(554)	1,679
Derivative financial instruments, net	(102)	(15,723)	—	(15,825)
Unrealized foreign exchange loss on debt	(173)	14,921	—	14,748

Total other expense	(8,915)	(3,412)	3,375	(8,952)

Loss before income taxes and minority interest	1,472	(21,344)	3,295	(16,577)
Income tax (provision) benefit	37	—	—	37

Loss before minority interest	1,509	(21,344)	3,295	(16,540)
Minority interest	—	3,936	—	3,936

Net income (loss)	€1,509	€(17,408)	€3,295	€(12,604)

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MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Statements of Operations
For the Three Months Ended September 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Three Months Ended September 30, 2005
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€86,100	€62,828	€—	€148,928

Operating costs	71,124	54,915	—	126,039
Operating depreciation and amortization	6,602	7,155	222	13,979
General and administrative	4,482	2,601	—	7,083
Gain on sale of emission credits	(2,267)	(3,798)	—	(6,065)

	79,941	60,873	222	141,036

Income (loss) from operations	6,159	1,955	(222)	7,892

Other income (expense)
Interest expense	(7,987)	(14,780)	856	(21,911)
Investment income	1,016	453	(856)	613
Derivative financial instruments, net	(31)	3,082	—	3,051
Unrealized foreign exchange gain on debt	5,918	—	—	5,918

Total other income (expense)	(1,084)	(11,245)	—	(12,329)

Income (loss) before income taxes and minority interest	5,075	(9,290)	(222)	(4,437)
Income tax (provision) benefit	(3,091)	(3,694)	—	(6,785)

Income (loss) before minority interest	1,984	(12,984)	(222)	(11,222)
Minority interest	—	5,667	—	5,667

Net income (loss)	€1,984	€(7,317)	€(222)	€(5,555)

	Three Months Ended September 30, 2004
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€35,625	€12,378	€(643)	€47,360

Operating costs	23,580	12,982	(1,425)	35,137
Operating depreciation and amortization	3,030	1,382	(318)	4,094
General and administrative	4,732	2,440	(292)	6,880
Impairment of assets	—	6,000	—	6,000

	31,342	22,804	(2,035)	52,111

Income (loss) from operations	4,283	(10,426)	1,392	(4,751)

Other income (expense)
Interest expense	(5,151)	(1,857)	2,808	(4,200)
Investment income	789	(87)	(487)	215
Derivative financial instruments, net	4,712	(14,157)	—	(9,445)
Unrealized foreign exchange gain on debt	285	1,055	—	1,340

Total other income (expense)	635	(15,046)	2,321	(12,090)

Income (loss) before income taxes and minority interest	4,918	(25,472)	3,713	(16,841)
Income tax (provision) benefit	236	—	—	236

Income (loss) before minority interest	5,154	(25,472)	3,713	(16,605)
Minority interest	—	6,726	—	6,726

Net income (loss)	€5,154	€(18,746)	€3,713	€(9,879)

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(10)

MERCER INTERNATIONAL INC.
COMPUTATION OF OPERATING EBITDA
For the Nine and Three Months Ended September 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Nine Months Ended
	September 30,
	2005	2004
Net loss	€(87,373)	€(12,604)
Minority interest	(17,076)	(3,936)
Income taxes (benefit)	(14,627)	(37)
Interest expense	63,320	9,554
Investment income	(1,594)	(1,679)
Derivative financial instruments, net	70,259	1,077
Foreign exchange loss on debt	1,591	—
Impairment of investments	1,699	—

Income (loss) from operations	16,199	(7,625)
Add: Depreciation and amortization	38,862	17,217
Impairment charge	—	6,000

Operating EBITDA	€55,061	€15,592

	Three Months Ended
	September 30,
	2005	2004
Net loss	€(5,555)	€(9,879)
Minority interest	(5,667)	(6,726)
Income taxes (benefit)	6,785	(236)
Interest expense	21,911	4,200
Investment income	(613)	(215)
Derivative financial instruments, net	(3,051)	8,105
Foreign exchange loss on debt	(5,918)	—

Income (loss) from operations	7,892	(4,751)
Add: Depreciation and amortization	13,979	4,005
Impairment charge	—	6,000

Operating EBITDA	€21,871	€5,254

(1)	Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.
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(11)

MERCER INTERNATIONAL INC.
COMPUTATION OF RESTRICTED GROUP OPERATING EBITDA
For the Nine and Three Months Ended September 30, 2005 and 2004
(Unaudited)
(Euros in thousands)

	Nine Months Ended
	September 30,
	2005	2004
Restricted Group(1)
Net income (loss)	€(19,712)	€1,509
Income taxes	7,867	(37)
Interest expense	23,918	11,174
Investment and other income	(2,313)	(2,534)
Derivative financial instruments, net	494	102
Foreign exchange loss on debt	1,591	173
Impairment of investments	1,699	—

Income from operations	13,544	10,387
Add: Depreciation and amortization	17,431	14,166

Operating EBITDA	€30,975	€24,553

(1)	The results of the Celgar pulp mill are not included for the nine months ended September 30, 2004.

	Three Months Ended
	September 30,
	2005	2004
Restricted Group(1)
Net income	€1,984	€5,154
Income taxes	3,091	(236)
Interest expense	7,987	5,151
Investment and other income	(1,016)	(789)
Derivative financial instruments, net	31	(4,712)
Foreign exchange (gain) loss on debt	(5,918)	(285)

Income from operations	6,159	4,283
Add: Depreciation and amortization	6,602	3,030

Operating EBITDA	€12,761	€7,313

(1)	The results of the Celgar pulp mill are not included for the three months ended September 30, 2004.
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